UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Soliciting Material pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423

SUPPLEMENT TO PROXY STATEMENT FOR
2012 REGULAR MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 21, 2012

To Our Shareholders:

On or about May 9, 2012, you were mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) or a full set of proxy materials, including a Notice of Annual Meeting of Shareholders and accompanying Proxy Statement (the “Proxy Statement”), for the 2012 Regular Meeting of Shareholders (the “Annual Meeting”) of Best Buy Co., Inc. (“Best Buy,” “we,” “us,” “our” or the “Company”).

After the filing and mailing of the Proxy Statement and the Notice, the Company's Board of Directors (the “Board”) determined to change its recommendation with respect to Proposal 5, a shareholder proposal recommending declassification of the Board. In addition, as previously disclosed in the Company's Current Report on Form 8-K, filed on May 14, 2012, the Company entered into a separation agreement with Brian J. Dunn, its former Chief Executive Officer, and elected Hatim Tyabji to succeed Richard Schulze as Chairman of the Board effective at the conclusion of the Annual Meeting on June 21, 2012.

The April 23, 2012 record date for determining Shareholders entitled to vote at the Annual Meeting has not changed. Except as amended or supplemented by the information contained in this Proxy Supplement, the Proxy Statement continues to apply and should be considered (along with this Proxy Supplement) in casting your vote in connection with the Annual Meeting.

Revised Recommendation on Proposal 5:

The following recommendation of the Board regarding Proposal 5 updates and supersedes the Board's recommendation on Proposal 5 in the Proxy Statement. The substance of Proposal 5 is unchanged.

PROPOSAL 5: SHAREHOLDER PROPOSAL RECOMMENDING DECLASSIFICATION OF OUR BOARD OF DIRECTORS

The Proxy Statement includes a shareholder proposal (the “Proposal”) urging the Board to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis. Implementation of the Proposal should not prevent any director elected prior to the annual meeting held in 2013 from completing the term for which such director was elected.

The Board has moved from a neutral position to a recommendation that the shareholders approve the Proposal recommending declassification of the Board, which would require each director to stand for reelection on an annual basis.

The Board supports the Proposal as an additional demonstration of its commitment to strong corporate governance practices. It believes that all directors – with no exceptions – should be subject to approval by the shareholders on an annual basis.

The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the Proposal. Shareholders should be aware that approval of the Proposal would not necessarily result in a declassified Board. In order to declassify the Board, it would need to submit a proposal to the shareholders for approval of an amendment to the relevant sections of our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws.

The Board recommends that you vote “FOR” the Proposal to urge the Board to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board and to require that all directors elected at or after the annual meeting held in 2013 be elected on an annual basis.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED “FOR” THE PROPOSAL RECOMMENDING DECLASSIFICATION OF THE BOARD OF DIRECTORS.

Voting Instructions

If you have not yet submitted a proxy card or voting instructions, please note that, due to the change in the recommendation of the Board, properly executed proxy cards without specific voting instructions will now be voted “FOR” Proposal 5.

We encourage you to submit your vote online or by telephone. If, however, you plan to submit your vote by mail, please note that former versions of the proxy card indicate that uninstructed shares on otherwise properly executed proxy cards will be voted “ABSTAIN” on Proposal 5. In accordance with the revised recommendation of the Board, all properly executed proxy cards without specific voting instructions will now be voted “FOR” Proposal 5, despite any contrary indications on former versions of the proxy card. Please note that if you originally received paper copies of the Proxy Statement, including a proxy card, you will be receiving in the mail a current version of the proxy card. Please discard the former version of the proxy card and instead, please submit your votes using the current version that will be sent to you.

For information on how to submit your vote or request a current version of the proxy card, please refer to the instructions at the end of this Proxy Supplement.

Recent Developments:

The following updates information about the Company that was contained in the Proxy Statement.

Separation Agreement with Mr. Dunn

As previously announced by the Company, on April 9, 2012, Mr. Dunn notified the Board that he had resigned, and the Board accepted his resignation, as Chief Executive Officer and Director of the Company, effective April 10, 2012. On May 14, 2012, the Company announced that the Board had approved, and Best Buy and Mr. Dunn had entered into, a separation agreement, which includes, among other terms, compensation provisions, a release of claims by Mr. Dunn and non-competition provisions. The value of the compensation to be paid to Mr. Dunn includes value reflecting the increased period for non-competition from one year (Best Buy policy) to three years. The compensation provisions of the separation agreement include the following:

•	the previously earned fiscal year 2012 bonus of $1,140,000;

•
the continued vesting of the previously awarded and reported restricted stock grants of 131,876 shares on their original terms over the next three years, at which point any unvested shares of restricted stock will vest (such restricted stock was valued at the close of business on May 11, 2012, at $19.28 per share (totaling $2,542,569));

•	a severance payment of $2,850,000, payable in installments over 36 months, subject to Mr. Dunn's compliance with the non-competition provisions; and

•	compensation for unused vacation of $106,742 (in accordance with Best Buy policy).

Using the May 11, 2012 stock price for calculation, the estimated total value of the compensation provisions of the separation agreement is $6,639,311. In addition, Mr. Dunn will continue to receive medical insurance benefits for 36 months. Mr. Dunn may revoke the separation agreement by providing notice to the registrant no later than May 27, 2012.

Election of Chairman of the Board

On May 12, 2012, the Board elected director Hatim Tyabji to succeed Richard Schulze as Chairman of the Board, effective at the conclusion of the annual stockholders' meeting on June 21, 2012. Mr. Tyabji, who is currently chairman of the Audit Committee of the Board, has served as a director of the registrant since 1998. When Mr. Schulze steps down as Chairman, he will become Founder and Chairman Emeritus, an honorary position. As Founder and Chairman Emeritus, Mr. Schulze will continue to maintain an office at the Company's headquarters for his personal use, and he and his wife will continue to receive medical insurance benefits. Mr. Schulze will serve out the remainder of his term as director through June 2013.

This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. As a shareholder, your vote is very important and the Board strongly encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting and regardless of the number of shares of Best Buy common stock that you own.

If you have already submitted your vote, this Proxy Supplement does not require that you do so again. If you have previously submitted a proxy card or voting instructions and wish to change your vote, either as a result of the revised recommendation of the Board, or because you had previously submitted a properly executed proxy card without specific instructions, please re-submit your vote:

•	Via the Internet at www.proxyvote.com;

•	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;

•	By signing and returning a proxy card if you have received paper materials; or

•	By attending the Annual Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 21, 2012.

This Proxy Supplement, the Notice of Annual Meeting and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 3, 2012 are available at www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future shareholder meetings, or if you would like to receive the current version of the proxy card, you may request paper or e-mail copies as follows:

•	By telephone: call 1-800-579-1639 free of charge and follow the instructions;

•	Via the Internet: go to www.proxyvote.com and follow the instructions; or

•	By e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

Please make the request as instructed above on or before June 13, 2012 to facilitate timely delivery.

By Order of the Board of Directors

Minneapolis, Minnesota	Keith J. Nelsen
May 15, 2012	Secretary

BEST BUY CO., INC.

REGULAR MEETING OF SHAREHOLDERS

9:30 a.m., Central Time, on Thursday, June 21, 2012

Dear Best Buy Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week.

Vote by Internet: Go to www.proxyvote.com and follow the prompts.

Vote by Telephone: Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts.

(If you vote by Internet or by telephone, please do not mail your proxy card.)

Receive Investor Communications Electronically:

Help us make a difference by eliminating paper mailings to your home or business. We will provide all future proxy materials and annual reports to you electronically, unless you indicate otherwise. You can, of course, change your preference and choose to receive paper copies of these materials at any time.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

M47619-P22800

PROXY **BEST BUY CO., INC.** **PROXY**

7601 Penn Avenue South, Richfield, Minnesota 55423

This Proxy is Solicited
on Behalf of the Board of Directors
for use at the Regular Meeting of Shareholders to be held on
June 21, 2012

The undersigned appoint(s) Richard M. Schulze and/or Keith J. Nelsen, each with the power of substitution, as his or her proxies ("Proxy Agents") to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 23, 2012, at the Regular Meeting of Shareholders (the "Meeting") to be held on Thursday, June 21, 2012, at 9:30 a.m., Central Time, at the Best Buy Corporate Campus - Theater, 7601 Penn Avenue South, Richfield, Minnesota 55423, or any postponement or adjournment of the Meeting. The undersigned acknowledges receipt of the Notice of 2012 Regular Meeting of Shareholders and the related Proxy Statement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR PROPOSALS 1, 2, 3, 4, AND 5, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Comments: ____

____

(If you noted comments above, please mark corresponding box on the reverse side.)